Exhibit 10.2

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is entered into as of February 19, 2024, by and between WALMART INC., a Delaware corporation (“Parent”), and the stockholder of the Company listed on the signature page hereto (“Stockholder”).

RECITALS

A. Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of certain shares of Company Common Stock.

B. Parent, Vista Acquisition Corp., a Delaware corporation (“Merger Sub”), and Vizio Holding Corp., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides (subject to the terms and conditions set forth therein) for the merger of Merger Sub with and into the Company (the “Merger”).

C. In the Merger, each share of Company Common Stock of the Company outstanding immediately prior to the Effective Time (subject to certain exceptions set forth in the Merger Agreement) is to be converted into the right to receive the cash consideration set forth in the Merger Agreement.

D. Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

For purposes of this Agreement:

(a) The terms “Acquired Companies,” “Acquisition Inquiry,” “Acquisition Proposal,” “Company Common Stock,” “Person” and other capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement; provided, however, that, for purposes of this Agreement, none of the Acquired Companies shall be deemed to be an Affiliate of any Stockholder, and no Stockholder shall be deemed to be an Affiliate of any of the Acquired Companies.

(b) Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(c) “Subject Securities” means: (i) all securities of the Company (including all shares of Company Common Stock and all restricted stock awards, options, restricted stock units and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional restricted stock awards, options, restricted stock units and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the Support Period.

(d) “Subject Shares” means, as of any time of determination, all shares of Company Common Stock Owned by Stockholder as of such date of determination.

(e) “Support Period” means the period commencing on the execution and delivery of this Agreement and ending at the Voting Expiration Time.

(f) A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly, whether by merger, consolidation, division, conversion, transfer, domestication, continuance, operation of law or otherwise: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent or its Affiliates; or (iii) reduces such Person’s beneficial ownership of or interest in such security.

(g) “Voting Expiration Time” means the earlier of: (i) the time at which the Merger Agreement is validly terminated in accordance with its terms; (ii) the Effective Time; (iii) the time at which the effectiveness of any amendment to the Merger Agreement, as in effect as of the date hereof, reduces the Per Share Price or changes the form of consideration payable to Stockholder, without such Stockholder’s prior written consent; (iv) the time at which the Company’s board of directors withdraws or modifies, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation in accordance with Section 4.4 of the Merger Agreement; and (v) the time at which this Agreement is terminated by written agreement of Parent and Stockholder.

SECTION 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.2, during the Support Period, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected (other than in connection with the Merger). Without limiting the generality of the foregoing, during the Support Period, Stockholder shall not tender, agree to tender or permit to be tendered any of the Subject Shares or Subject Securities in response to or otherwise in connection with any tender or exchange offer.

2.2 Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Subject Securities by Stockholder: (a) to any Affiliate of Stockholder; (b) to any charitable foundation or charitable organization, including donor advised funds; (c) if Stockholder is an individual, (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family or (ii) upon the death of Stockholder; (d) if Stockholder is an Entity, to one or more Persons who is a trustee or beneficiary of Stockholder, in each case as of the time of such Transfer and as of the date hereof; (e) if a Subject Security is a Company Equity Award held by Stockholder, in connection with the settlement, exercise, termination or vesting of such Company Equity Awards in order to (i) pay the exercise price of such Company Equity Award or (ii) satisfy taxes applicable thereto; (f) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act that is in effect as of the date of this Agreement; or (g) to any Person if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Legal Requirement; provided, however, that a Transfer referred to in each of the foregoing clauses “(a)” through “(d)” shall be permitted only if, as a precondition to such transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement [; provided, further, that Stockholder shall continue to Own, at all times during the Support Period, a sufficient number of shares of Company Common Stock to permit such Stockholder’s Holdback Amount to be deposited into the Escrow Account (as such terms are defined in, and pursuant to the terms of, that certain Holdback Agreement, dated as of the date hereof, by and between Stockholder and Parent)].

SECTION 3. VOTING OF SHARES

3.1 Voting Covenant. Stockholder hereby agrees that, during the Support Period, at any meeting of the stockholders of the Company (however called), and at every adjournment or postponement thereof, and in any action by written consent of stockholders of the Company, Stockholder shall cause the Subject Shares to be voted, or shall duly execute and deliver any consent of stockholders of the Company with respect to the Subject Shares, as applicable, as follows:

(a) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(b) against each of the following actions (other than the Merger and the other Contemplated Transactions): (i) any extraordinary corporate transaction, such as a merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, other business combination, division, conversion, re-domestication, reorganization, recapitalization or similar transaction involving any Acquired Company; (ii) any change in a majority of the board of directors of the Company (other than to fill a vacancy as a result of (A) a resignation of a director unrelated to any of the other matters addressed in this paragraph (c) or (B) the Merger); (iii) any amendment to the Company’s certificate of incorporation or bylaws; (iv) any material change in the capitalization of the Company or the Company’s corporate structure; (v) the adoption or approval of any Acquisition Proposal, Acquisition Transaction or Alternative Acquisition Agreement; and (vi) any other action which is intended, or would reasonably be expected, to impede or interfere with or materially delay the Merger or any of the other Contemplated Transactions.

For the avoidance of doubt, nothing in this Agreement shall require any Stockholder to vote in any manner with respect to any amendment to the Merger Agreement that (i) decreases the Per Share Price or changes the form of the Merger Consideration payable to stockholders of the Company; (ii) imposes any material restrictions or any additional conditions on the consummation of the Merger or the payment of the Per Share Price to stockholders of the Company; or (iii) extends the End Date.

3.2 Other Voting Agreements. During the Support Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give any instruction in any manner inconsistent with clause “(a)” or clause “(b)” of Section 3.1. Stockholder shall not enter into any tender, voting or other similar agreement, deposit any Subject Securities into a voting trust, or grant a proxy or power of attorney, with respect to any of Stockholder’s Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to any of the Subject Securities that would otherwise restrict, limit or interfere with the performance of any of Stockholder’s obligations hereunder.

SECTION 4. WAIVER OF APPRAISAL AND DISSENTERS’ RIGHTS

Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of, or with respect to, any shares of Company Common Stock Owned by Stockholder (including any and all such rights under Section 262 of the DGCL).

SECTION 5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to Parent as follows:

5.1 Authorization, etc. Stockholder has the requisite power, authority and capacity to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Stockholder and constitutes legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the Enforceability Exceptions. If Stockholder is an Entity, then Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. Stockholder and its Representatives have reviewed and understand the terms of this Agreement, and Stockholder has consulted and relied upon Stockholder’s counsel in connection with this Agreement.

5.2 No Conflicts or Consents.

(a) Except as would not materially restrict, limit or impair the performance of any of Stockholder’s obligations hereunder, the execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not: (i) if Stockholder is an Entity, conflict with or violate any of the charter or organizational documents of Stockholder or any resolution adopted by the equity holders, the board of directors (or other similar body) or any committee of the board of directors (or other similar body) of Stockholder; (ii) conflict with or violate any Legal Requirement or Order applicable to Stockholder or by which Stockholder or any of Stockholder’s properties is bound; or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to any Person (with or without notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time or both) in the creation of any Encumbrance on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s affiliates or properties is or may be bound or affected.

(b) Except as would not materially restrict, limit or impair the performance of any of Stockholder’s obligations hereunder, the execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any Consent of any Person. Except as required by the rules and regulations promulgated under the Exchange Act, Stockholder is not, nor will Stockholder be, required to give any notice to any person in connection with the execution, delivery or performance of this Agreement.

5.3 Title to Securities. As of the date of this Agreement: except for Encumbrances (i) created by this Agreement; (ii) arising under applicable securities or community property laws; or (iii) as disclosed on Schedule A hereto, (a) Stockholder holds of record (free and clear of any Encumbrance) the number of outstanding shares of Company Common Stock set forth under the heading “Shares Held of Record” on the signature page of this Agreement; (b) Stockholder holds (free and clear of any Encumbrance) the restricted stock awards, options, restricted stock units and other rights to acquire shares of Company

Common Stock set forth under the heading “RSAs, Options, RSUs and Other Rights” on the signature page of this Agreement; (c) Stockholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page of this Agreement; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any restricted stock award, option, restricted stock unit or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares, restricted stock awards, options, restricted stock units and other rights set forth on the signature page of this Agreement.

SECTION 6. MISCELLANEOUS

6.1 No Solicit. Subject to Section 6.2 and subject to Stockholder’s or any of its Representatives’, if applicable, right to take any action solely in his or her capacity as an officer or director of the Company that an officer acting on behalf of the Company or a director of the Company, respectively, (a) is permitted to take or (b) would be permitted to take, in each case, in accordance with Sections 4.3 and 4.4 of the Merger Agreement, Stockholder agrees that, during the Support Period, Stockholder shall not, and shall not authorize or knowingly permit any of its Representatives to, in each case directly or indirectly, (i) take any action that, if taken by the Company or any director or officer of the Company, would constitute a breach of the provisions of Sections 4.3(a) or 4.3(d) of the Merger Agreement or (ii) make any public disclosure or public communication regarding the Merger, any Acquisition Proposal or any Acquisition Inquiry (except (A) with Parent’s prior approval, (B) in a manner consistent with (and no more expansive than) any employee, customer, vendor, investor or other communications plan, press release or other communication previously approved by Parent, (C) in the ordinary course of business or (D) as is required by applicable Legal Requirements) (it being understood that, for the avoidance of doubt, Stockholder and its Representatives shall be entitled to make a disclosure that the Company (i) is permitted to make or (ii) would be permitted to make, in each case, in accordance with Section 4.3(h)(iii) of the Merger Agreement).

6.2 Fiduciary Duties. Stockholder is entering into this Agreement solely in Stockholder’s capacity as an Owner of the Subject Securities, and, if applicable, Stockholder (and any trustee or Representative of Stockholder) shall not be deemed to be making any agreement in this Agreement in Stockholder’s (or such trustee’s or Representative’s) capacity as, or that would limit Stockholder’s (or such trustee’s or Representative’s) ability to take, or refrain from taking, or shall require Stockholder to take, or refrain from taking, or cause to be taken, or to be refrained from taking, actions as, a director or officer of any Acquired Company, in each case, to the extent necessary to comply with such Stockholder’s (or such trustee’s or Representative’s) fiduciary duties or other legal obligations under applicable Legal Requirements while acting in such capacity as a director or officer of any Acquired Company, and solely to the extent necessary to comply with such Stockholder’s (or such trustee’s or Representative’s) fiduciary duties or other legal obligations under applicable Legal Requirements, such action taken, or refrained to be take, in such Stockholder’s (or such trustee’s or Representative’s) capacity as an director or officer of any Acquired Company shall not be deemed a violation of the Stockholder’s agreements or obligations under this Agreement.

6.3 Further Assurances. From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of performing such Stockholder’s obligations as set forth under this Agreement.

6.4 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

6.5 Notices. Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent by registered, certified or first class mail, the third Business Day after being sent; (c) if sent via an international courier service, three Business Days after being delivered to such courier; and (d) if sent by email, when sent, provided that (i) the subject line of such email states that it is a notice delivered pursuant to this Agreement and (ii) the sender of such email does not receive a written notification of delivery failure. All notices and other communications hereunder shall be delivered (A) in the case of Stockholder, to the address or email address set forth on the signature page hereto and (B) in the case of Parent, to the address or email address set forth below (or, in either case, to such other address or email address as such party shall have specified in a written notice given to the other party hereto):

Walmart Inc.

702 SW Eighth Street

Bentonville, AR 72716

Attention:  Michael Guptan, Senior Vice President

      Seth Dallaire, Chief Revenue Officer

Email:    [***]

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

855 Main St, Suite 200

Redwood City, California 94063

Attention:  Richard E. Climan

      Jane Ross

      Katherine Keeley

Email:    richard.climan@hoganlovells.com

      jane.ross@hoganlovells.com

      katherine.keeley@hoganlovells.com

6.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

6.7 Entire Agreement. This Agreement and any other documents delivered by the parties hereto in connection herewith constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect thereto. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

6.8 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

6.9 Assignment; Binding Effect; No Third Party Rights. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder’s heirs, estate, executors and personal representatives and Stockholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

6.10 Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement required to be performed by either of the parties hereto were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it at law or in equity) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.10, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

6.11 Non-Exclusivity. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable Legal Requirements.

6.12 Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and any action, suit or other legal proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement) (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. In any action between any of the parties hereto arising out of or relating to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), each of the parties hereto: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware); (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 6.5 shall be effective service of process for any such action.

(b) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.12.

6.13 Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties hereto to the terms of this Agreement.

6.14 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.15 Attorneys’ Fees. If any action at law or suit in equity relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

6.16 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

6.17 Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other Contract between Stockholder, on the one hand, and Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder. Nothing in this Agreement shall limit any of the rights or remedies of Parent, or the obligations of Stockholder, under the Merger Agreement or any other Contract.

6.18 Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect, without any further obligation or liability of either party, upon the earlier of the Voting Expiration Time and the mutual agreement of Parent and Stockholder; provided, however, that the provisions of Section 4 and this Section 6 shall survive any such termination. Notwithstanding anything to the contrary contained in this Agreement, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s Fraud or “knowing and intentional” (as defined in the Merger Agreement) breach of any of the terms of this Agreement prior to the date of termination.

6.19 No Agreement Until Executed; No Ownership Rights. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (i) the Company’s board of directors has approved for purposes of any applicable anti-takeover laws and regulations, the transactions contemplated by the Merger Agreement and this Agreement, (ii) the Merger Agreement is executed by all parties thereto, and (iii) this Agreement is executed by all parties hereto. Nothing contained in this Agreement shall be deemed to vest in Parent, the Company or any of their Affiliates any direct or indirect ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the applicable Stockholder and neither Parent nor any of its Affiliates shall possess any power or authority to direct any Stockholder in the voting or disposition of any of the Subject Securities, except as otherwise specifically provided in this Agreement.

6.20 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include,” “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated or if the context otherwise requires: (i) all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement; (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement; (iii) any definition of or reference to any agreement, instrument or other document or any Legal Requirement in this Agreement shall be construed as referring to such agreement, instrument or other document or Legal Requirement as from time to time amended, supplemented or otherwise modified; and (iv) any statute defined or referred to in this Agreement shall include all rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

WALMART INC.

By:

Name

Title

Signature Page to Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

STOCKHOLDER

Signature

Printed Name

Address:

Email:

Shares Held of Record	RSAs, Options, RSUs and Other Rights	Additional Securities Beneficially Owned

Signature Page to Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

[•], TRUSTEE OF [•]

Signature

Printed Name

Address:

Email:

Shares Held of Record	RSAs, Options, RSUs and Other Rights	Additional Securities Beneficially Owned

Signature Page to Support Agreement

Schedule A

None.